UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 23, 2021

SOLITARIO ZINC CORP.
(Exact name of registrant as specified in its charter)

Colorado	001-32978	84-1285791
(State or other jurisdiction ofincorporation or organization)	(CommissionFile Number)	(I.R.S. EmployerIdentification No.)

4251 Kipling Street, Suite 390

Wheat Ridge, CO 80033

(Address of principal executive offices)

Registrant’s telephone number, including area code: (303) 534-1030

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
	Title of Each Class	Trading Symbol	Name of each exchange on which registered
	Common Stock, $0.01 par value	XPL	NYSE American

Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

ITEM 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On April 23, 2021, the Board of Directors of Solitario Zinc Corp. (the “Company”) approved amendments to the Amended and Restated Bylaws of the Company to provide that at any meeting of shareholders for the transaction of business one-third of the voting power of the shares of the Company entitled to vote shall constitute a quorum. The amendments became effective upon adoption by the Board of Directors. The foregoing description of the amendments to the Amended and Restated Bylaws is qualified in its entirety by the Amended and Restated Bylaws of the Company filed herewith as Exhibit 3.1 and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits

(d)     Exhibits.

Exhibit Number	Description of Exhibit
3.1	Amended and Restated Bylaws, as amended

 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Solitario Zinc Corp.

April 23, 2021	By:	/s/ James R. Maronick
James R. Maronick
Chief Financial Officer